EXHIBIT 10.R

Name of Employee:              No. of Shares:

VALLEY NATIONAL BANCORP
RESTRICTED STOCK AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this 24th day of January, 2017 (the “Award Date”), hereby grants to [[FIRSTNAME]] [[LASTNAME]] (the “Employee”), an employee of the Company, pursuant to the Company’s 2016 Long-Term Stock Incentive Plan (the “Plan”), shares of the Common Stock, no par value, of the Company subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.
1.    Incorporation by Reference of Plan. The provisions of the Plan, which is available on the VNB Intranet to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
For purposes of this Agreement, Section 2, Definitions, Subsection (z), is amended as follows (see the Compensation and Human Resources Committee meeting minutes of February 7, 2012):

“Retirement” means the retirement from active employment with the Company of an employee or officer, but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i) they have a minimum combined total of years of service and age equal to eighty (80); they are age fifty-five (55) or older; and they provide one (1) year prior written notice to the Company of the retirement; or

(ii) they have a minimum of five (5) years of service; they are age sixty-five (65) or older and they provide one (1) year prior written notice to the Company of the retirement.

This change in notice requirements pertains only to this award.

2.        Award of Restricted Stock; Escrow. A record of the Restricted Stock awarded hereunder (the “Shares”) shall be evidenced by the Company in restricted book entry accounts maintained for each Employee with the Company’s transfer agent, or such other administrator designated by the Compensation Committee of the Company's Board of Directors (the "Committee"), subject to such stop-transfer orders and other terms deemed appropriate by the Committee to reflect the restrictions applicable to such Award (the “Restrictions”), until all the Restrictions specifically set forth in this Agreement and in Section 8 of the Plan with respect to the Shares shall expire or be canceled. Upon the lapse of Restrictions relating to any Shares, the Company shall remove the notations on any such Shares issued in book-entry form. Restricted Stock shall have all dividends (including cash and stock dividends) and voting rights as set forth in Section 8 of the Plan. However, dividends (including cash and stock dividends) paid on the Restricted Stock shall be deferred until the Restrictions with respect to the Shares upon which such dividends were paid expire or are canceled, at which time the Company shall evidence the delivery to the Employee of all such dividends, with interest, if any, in the restricted book entry accounts maintained for each Employee. If the Employee forfeits any Shares awarded hereunder, such Shares and any dividends (including cash and stock dividends) with respect thereto, with

EXHIBIT 10.R

interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be reflected in the restricted book entry account for the Employee.
3.        Restrictions    (a)    Vesting. The Shares and all related dividends shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such Shares have vested in accordance with the following schedule:

Percentage of Shares Which Vest	Date on Which Such Shares Vest
33%	1 year after Award Date
66%	2 years after Award Date
100%	3 years after Award Date

(b)    Acceleration. In the event of a Change in Control (as such term is defined in the Plan) of the Company, all restrictions upon any Shares shall immediately lapse.
(c)    Forfeiture. Shares not yet vested (and any related dividends (including cash and stock dividends) and interest) shall be forfeited to the Company automatically and immediately upon the Employee’s ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever, other than death or Retirement (as such term is defined in the Plan) of the Employee. Upon termination of employment by reason of death or Retirement (as such term is defined in the Plan) all restrictions upon the Shares shall thereupon immediately lapse.
4.        Accelerated Restricted Stock. With respect to an Employee who is or was at any time a named executive officer (as determined under Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended), the Shares are subject to all the terms and conditions set forth in the Plan regarding Accelerated Restricted Stock including, but not limited to, the following:

a.	The retention requirements as provided in Section 8(c) of the Plan;

b.
The inclusion on the certificate issued by the Escrow Agent pursuant to Section 8(e) of a legend restricting transfer of Shares subject to the retention requirements as provided in Section 8(c) of the Plan; and

c.	The continued holding of the certificates representing the Accelerated Restricted Stock until the expiration of the retention requirements as provided in Section 8(c) of the Plan.

5.        Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Employee shall represent in writing to the Company that the Employee is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:
“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

EXHIBIT 10.R

6.        Incorporation of Plan. The Employee hereby acknowledges that the Employee has access to the Plan on the VNB Intranet (and is aware that he or she may request a written copy) and represents and warrants that the Employee has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.
7.        Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at the Employee’s last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.
8.        Tax Withholding. If requested by the Employee, the Committee shall cancel Shares of Restricted Stock to be delivered to the Employee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding (or, if permitted by the Company, a rate that is higher than the minimum statutory withholding rate) in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Employee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock. The form to be used in making this request is attached.
9.        Clawback.    In the event that the Committee, within 3 years of the date of the Award hereunder, determines that the Award of Restricted Stock made under this Agreement was based on materially inaccurate financial statements (including, but not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria, then the Company has the right to cancel the unvested Restricted Stock awarded to the Employee under this Agreement and, with respect to vested Restricted Stock awarded under this Agreement, the Employee agrees that the Company has the right to cancel the Shares awarded to the Employee under this Agreement if still owned by the Employee or, if such Shares are no longer owned by the Employee or the Company is otherwise unable to cancel the Shares, to recover from the Employee the value of the vested Restricted Stock awarded under this Agreement. The Committee may also cancel this Award if the Employee has engaged in or engages in an activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities.    In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Company’s Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.
10.        Miscellaneous.  This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.

EXHIBIT 10.R

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
VALLEY NATIONAL BANCORP            EMPLOYEE
By: Gerald Korde                        By: [[FIRSTNAME]] [[LASTNAME]]

Awards of incentive compensation are also subject to the Valley National Bancorp Clawback Policy which is attached.

Tax Withholding Election Form

This form cannot be executed during a blackout period; and must be submitted to Stock Option Support in the Accounting Department at least 20 days prior to a scheduled restricted stock vesting.

The undersigned has received, pursuant to one or all of the Company’s 2016 Long-Term Stock Incentive Plan, 2009 Long-Term Stock Incentive Plan and 1999 Long-Term Stock Incentive Plan (the “Plans”), shares of the Common Stock, no par value, of the Company (“Restricted Stock”) subject to the restrictions set forth in one or more Restricted Stock Award Agreement(s) (each an “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the appropriate Plan pursuant to which the Restricted Stock was granted.

With respect to the satisfaction of any and all withholding tax obligations relating to the vesting of the Restricted Stock (except those shares of Restricted Stock covered by the Agreements listed below) and pursuant to the terms of the appropriate Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

____	(i)
to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations (or, if requested by the undersigned and permitted by the Company, a rate that is higher than the minimum statutory withholding rate) in connection with the vesting of the Restricted Stock subject to the Agreement.

____	(ii)
to withdraw the voluntary election dated _________ in connection with the vesting of the Restricted Stock subject to the Agreement. This tax withholding election shall be deemed revoked by the undersigned when the Company receives a superseding Tax Withholding Election Form where this item (ii) is checked.

The undersigned understands that the Company may defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Restricted Stock subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement.

EXHIBIT 10.R

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

Date	Employee Name (Print)

Employee Signature

Valley National Bancorp Clawback Policy

The Compensation and Human Resources Committee of Valley National Bancorp (the “Company”) operates under the following Clawback Policy:

▪
Triggers to Recoup Unvested Awards: The Company may cancel any unvested stock awards granted to and cancel the payout of any unpaid cash bonus award to be paid to (recoup) any executive officer of the Company or its subsidiaries upon the following events:

1.	A material restatement of the Company’s financial statements and the award was based upon materially inaccurate performance metrics, in which case the recoupment applies to the relevant period.

2.	The Executive is terminated for cause involving material misconduct detrimental to the Company, in which case the recoupment applies to all periods on or after the material misconduct.

▪	Triggers to Recoup Vested Awards: The Company may recoup vested incentive awards of stock and cash made to any executive in the following events:

1.	The executive engaged in intentional fraud against the Company or any of its subsidiaries, in which case the recoupment may apply to any awards from the date of the fraud.

2.	Because of intentional misconduct detrimental to the Company, the Company suffers a material financial loss and governmental enforcement action against the Company or its subsidiaries.

▪
Procedures for Applying Policy: The Compensation and Human Resources Committee of the Company will be responsible for exercising the Company’s rights under this Policy. In exercising its authority under this policy, the Committee shall take into account uncertainties and mitigating circumstances. The Committee shall not be obligated in any case under this policy to exercise its discretion to obtain recoupment. Conversely, the Committee shall not be prevented from exercising its right to obtain recoupment due to uncertainties or mitigating circumstances.

▪	Amendments: The Committee may amend or supplement this policy at any time. However no such amendment or supplement which is materially adverse to the executive may apply retroactively.